Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces Second Quarter 2009 Results

LAKE FOREST, IL, August 5, 2009 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ Service and solutions company, today announced financial results for the second quarter ended June 27, 2009.

For the second quarter of 2009, total revenue was $23.1 million and the net loss was $1.9 million. The net loss available to common shareholders was $0.17 per share. eLoyalty realized “Adjusted Earnings1” income of $0.9 million for the second quarter of 2009. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended			Six Months Ended
(000’s)	6/27/2009	6/28/2008	% Change	6/27/2009	6/28/2008	% Change
Revenue:
Managed Services	$11,607	$9,433	23%	$22,787	$20,204	13%
Consulting Services	9,643	8,786	10%	17,289	19,367	-11%

Services Revenue	21,250	18,219	17%	40,076	39,571	1%
Product	832	3,117	-73%	12,870	4,895	163%

Net Revenue	22,082	21,336	3%	52,946	44,466	19%
Reimbursed expenses	1,019	808		1,963	1,546

Total Revenue	$23,101	$22,144	4%	$54,909	$46,012	19%

Q2 2009 Highlights

•	13% sequential Services revenue growth

•	Record $16.7 million of combined ICS and Behavioral Analytics TM Service revenues

•	Record $11.6 million of Managed Services revenues

•	Record $108.9 million Managed Services Backlog[2]

•	14% sequential gross margin expansion

•	Achieved $879 thousand of Adjusted Earnings[1]

•	Increased total cash balance by $9.1 million

Third Quarter 2009 Guidance

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

eLoyalty currently expects its Third Quarter 2009 Services revenues will be approximately $19.5 million.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, August 5, 2009. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until August 19, 2009 by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 20745677.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional extension periods. Anticipated volumes may be greater or lesser than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $23.8m in 2009; $34.3m in 2010; $24.3m in 2011; $26.5m in 2012 and thereafter.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Revenue:
Services	$21,250	$18,219	$40,076	$39,571
Product	832	3,117	12,870	4,895

Revenue before reimbursed expenses (net revenue)	22,082	21,336	52,946	44,466
Reimbursed expenses	1,019	808	1,963	1,546

Total revenue	23,101	22,144	54,909	46,012

Operating expenses:
Cost of services	12,791	13,576	25,520	26,925
Cost of product	716	2,423	11,117	3,824

Cost of revenue before reimbursed expenses	13,507	15,999	36,637	30,749
Reimbursed expenses	1,019	808	1,963	1,546

Total cost of revenue, exclusive of depreciation and amortization shown below:	14,526	16,807	38,600	32,295
Selling, general and administrative	9,037	11,234	18,739	22,677
Severance and related costs	108	283	752	452
Depreciation and amortization	1,262	1,092	2,259	2,055

Total operating expenses	24,933	29,416	60,350	57,479

Operating loss	(1,832)	(7,272)	(5,441)	(11,467)
Interest and other (expense) income, net	(15)	4	(194)	82

Loss before income taxes	(1,847)	(7,268)	(5,635)	(11,385)
Income tax provision	(16)	(16)	(34)	(49)

Net loss	(1,863)	(7,284)	(5,669)	(11,434)
Dividends related to Series B convertible preferred stock	(324)	(325)	(647)	(649)

Net loss available to common stockholders	$(2,187)	$(7,609)	$(6,316)	$(12,083)

Basic net loss per common share	$(0.17)	$(0.80)	$(0.48)	$(1.31)

Diluted net loss per common share	$(0.17)	$(0.80)	$(0.48)	$(1.31)

Shares used to calculate basic net loss per share	13,250	9,454	13,168	9,258

Shares used to calculate diluted net loss per share	13,250	9,454	13,168	9,258

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$49	$1,640	$385	$2,000
Selling, general and administrative	1,292	3,346	3,040	6,768
Severance and related costs	—	—	248	45

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 27, 2009	December 27, 2008
ASSETS:
Current Assets:
Cash and cash equivalents	$27,409	$27,064
Restricted cash	3,759	3,655
Receivables, (net of allowances of $100 and $107)	12,037	10,005
Prepaid expenses	12,844	7,783
Other current assets	1,608	1,251

Total current assets	57,657	49,758
Equipment and leasehold improvements, net	7,316	6,424
Goodwill	2,643	2,643
Intangibles, net	509	611
Other long-term assets	8,809	4,787

Total assets	$76,934	$64,223

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,334	$3,904
Accrued compensation and related costs	5,510	4,994
Unearned revenue	19,933	11,525
Other current liabilities	4,710	4,647

Total current liabilities	34,487	25,070
Long-term unearned revenue	12,147	5,274
Other long-term liabilities	2,322	2,572

Total liabilities	48,956	32,916

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,617,332 and 3,619,537 shares issued and outstanding with a liquidation preference of $19,741 and $19,107 at June 27, 2009 and December 27, 2008, respectively	18,448	18,460

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 14,817,721 and 14,152,702 shares issued at June 27, 2009 and December 27, 2008, respectively; and 14,202,262 and 13,661,746 outstanding at June 27, 2009 and December 27, 2008, respectively	148	142
Additional paid-in capital	201,549	198,853
Accumulated deficit	(185,870)	(180,201)
Treasury stock, at cost, 615,459 and 490,956 shares at June 27, 2009 and December 27, 2008, respectively	(3,018)	(2,457)
Accumulated other comprehensive loss	(3,279)	(3,490)

Total stockholders’ equity	9,530	12,847

Total liabilities and stockholders’ equity	$76,934	$64,223

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 27, 2009	June 28, 2008
Cash Flows from Operating Activities:
Net loss	$(5,669)	$(11,434)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,259	2,055
Stock-based compensation	3,425	8,768
Provision for uncollectible amounts	11	(10)
Severance and related costs	248	45
Changes in assets and liabilities:
Receivables	(2,014)	(647)
Prepaid expenses	(9,510)	(1,099)
Other assets	(132)	(343)
Accounts payable	430	1,706
Accrued compensation and related costs	502	(1,386)
Unearned revenue	15,266	(209)
Other liabilities	(808)	(488)

Net cash provided by (used in) operating activities	4,008	(3,042)

Cash Flows from Investing Activities:
Capital expenditures and other	(2,476)	(435)

Net cash used in investing activities	(2,476)	(435)

Cash Flows from Financing Activities:
Acquisition of treasury stock	(561)	(2,459)
Increase in restricted cash	(104)	(1,200)
Payment of Series B convertible preferred stock dividends	(2)	(669)
Proceeds from stock options and employee stock purchase plans	65	211
Principal payments under capital lease obligations	(627)	(332)

Net cash used in financing activities	(1,229)	(4,449)

Effect of exchange rate changes on cash and cash equivalents	42	21

Increase (decrease) in cash and cash equivalents	345	(7,905)
Cash and cash equivalents, beginning of period	27,064	21,412

Cash and cash equivalents, end of period	$27,409	$13,507

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$617	$1,487
Capital equipment purchased on credit	617	1,487
Change in net unrealized security gain (loss)	181	(142)

Supplemental Disclosures of Cash Flow Information:
Interest paid	$(224)	$(241)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
GAAP — Operating loss	$(1,832)	$(7,272)	$(5,441)	$(11,467)

Add back (reduce) the effect of:
Stock-based compensation	1,341	4,986	3,425	8,768
Severance and related costs	108	283	752	452
Depreciation and amortization	1,262	1,092	2,259	2,055

Adjusted earnings measure — income (loss)	$879	$(911)	$995	$(192)